UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2005

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On August 18, 2005, the Board of Directors of Marshall & Ilsley Corporation (the “Company”) approved amendments to the Company’s non-employee director compensation arrangements that will take effect on January 1, 2006.  The following table describes the fees payable to the Company’s directors for Board and Committee service under the amended compensation arrangements:

Fee Type	Amount Beginning January 1, 2006
Annual Retainer Fee:	$35,000
Non-Retainer Equity:	15,000 Stock Options (for a three-year term)
Presiding Director Fee:	$5,000
Board Meeting Fee:	$1,500
Committee Meeting Fee:	$1,500
Committee Chair Fees:
- Audit	$10,000
- Compensation & Human Resources	$7,500
- Nominating & Corporate Governance	$7,500
- Retirement Investment	$7,500
- Risk Management	$7,500

A summary of the Company’s non-employee director compensation arrangements, amended as described above, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Summary of Non-Employee Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2005	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Non-Employee Director Compensation.